                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             HARCOURT GENERAL, INC
 .                (Name of Registrant as Specified In Its Charter)

                              Eric P. Geller, Esq.
                             Harcourt General, Inc.
                               27 Boylston Street
                            Chestnut Hill, MA 02167
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid.

[ ] Fee paid previously with preliminary materials.

* [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

[HARCOURT GENERAL LOGO]
                                                     Harcourt General, Inc.
                                                     27 Boylston Street/Box 1000
                                                     Chestnut Hill, Ma 02167
                                                     (617) 232-8200




                                                                February 5, 1998

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 13, 1998

     The Annual Meeting of Stockholders of Harcourt General, Inc. will be held at 10:00 a.m., Eastern Standard Time, on Friday, March 13, 1998, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect four Class B directors in accordance with the By-Laws of the Company.

          2. To consider and act on a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

          3. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

     Holders of the Company's Common Stock and Class B Stock will be asked to consider and act upon each of the foregoing items. All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors




                                                      ERIC P. GELLER
                                                        Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

[HARCOURT GENERAL LOGO]
                                                     Harcourt General, Inc.
                                                     27 Boylston Street/Box 1000
                                                     Chestnut Hill, Ma 02167
                                                     (617) 232-8200



                              PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harcourt General, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, March 13, 1998, at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, and at any adjournments thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies which are signed and returned do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named herein and FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Any proxy may be revoked by a stockholder at any time before it is exercised by providing written notice of revocation to the Secretary of the Company (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The mailing of this proxy statement and accompanying form of proxy is expected to commence on or about February 5, 1998.

     In addition to solicitations of proxies by mail, the Company's officers, directors or employees may solicit proxies by telephone or personal communication. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be borne by the Company.

     Although stock transfer books will remain open, the Board of Directors has fixed the close of business on January 15, 1998 as the record date for determining the stockholders having the right to vote at the Annual Meeting. At the meeting, each share of Common Stock and Class B Stock is entitled to one vote. At the close of business on January 15, 1998, there were 50,765,930 shares of Common Stock and 20,021,600 shares of Class B Stock of the Company outstanding and entitled to vote at the meeting.

     Shares of Common Stock and Class B Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. Votes are counted using written ballots.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of January 15, 1998 (except as indicated in Note 5 below) with respect to the beneficial ownership of the Company's equity securities by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock or Class B Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors as a group. Robert J. Tarr, Jr., who is listed in the table because he is named in the Summary Compensation Table, resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions with Management."

                                                         SHARES AND PERCENT OF CLASS OR
                                                     SERIES OF STOCK OWNED BENEFICIALLY (1)
                                            ---------------------------------------------------------
                   NAME                      COMMON       %     SERIES A     %      CLASS B       %
------------------------------------------  ---------    ---    --------    ---    ----------    ----
Smith Family Group (2)(3).................     81,484     *       --        --     19,990,398    99.8
  c/o Richard A. Smith
  Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167
Richard A. Smith (2)(3)...................        707     *       --        --     14,694,540    73.4
  c/o Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167
Nancy L. Marks (2)(3).....................         --     --      --        --     10,162,612    50.8
  c/o Harcourt General, Inc.
  27 Boylston Street
  Chestnut Hill, MA 02167
Mark D. Balk, Esq. (2)(4).................         --     --      --        --      2,891,129    14.4
  Goulston & Storrs, P.C.
  400 Atlantic Avenue
  Boston, MA 02110
Neuberger & Berman LLC (5)................  4,289,345    8.4      --        --         --         --
  605 Third Avenue
  New York, NY 10158
Brian J. Knez (2)(6)......................     29,328     *       --        --        625,373     3.1
Robert A. Smith (2)(7)....................     40,796     *       --        --        635,373     3.2
John R. Cook (8)..........................     36,362     *       --        --         --         --
Eric P. Geller (9)........................     55,184     *       6,000      *         --         --
William F. Connell (10)...................      3,000     *       --        --         --         --
Gary L. Countryman (11)...................      1,045     *       --        --         --         --
Jack M. Greenberg (11)....................      4,065     *       --        --         --         --
Jeffrey R. Lurie (2)(12)..................     10,653     *       --        --         66,570      *
Lynn Morley Martin........................        500     *       --        --         --         --
Maurice Segall............................      2,000     *       --        --         --         --
Paula Stern (11)..........................      4,099     *       --        --         --         --
Hugo Uyterhoeven (11).....................     10,688     *       1,200      *         --         --
Clifton R. Wharton, Jr....................      1,500     *       --        --         --         --
Robert J. Tarr, Jr. (13)..................     29,823     *      55,414     4.9        --         --
All current executive officers and
  directors as a group (19 persons)
  (14)....................................    261,277     *       9,216      *     15,955,286    79.7


---------------

   * Less than 1%.

 (1) Each share of Class B Stock is convertible at any time into one share of Common Stock. Each share of the Company's Series A Cumulative Convertible Stock ("Series A Stock"), which is not a voting security of the Company, is convertible at any time into 1.1 shares of Common Stock. The Company knows of no person owning Series A Stock who, after conversion of such stock, would own more than 5% of the Company's outstanding Common Stock. The number of shares of Common Stock reported in the table for each individual and for all current executive officers and directors as a group includes shares allocated to each individual's account under the Company's Employee Stock Ownership Plan ("ESOP"), as to which each individual shares voting power with the trustee of the ESOP. The number of such shares is as follows: Richard A. Smith--707; Brian J. Knez--167; Robert A. Smith--222; John R. Cook--47; Eric P. Geller--658; Robert J. Tarr, Jr.--794; and all current executive officers as a group--2,804. Except as set forth in the preceding sentence or in the following footnotes, each stockholder listed in the table has sole voting and investment power with respect to the shares listed.

 (2) Certain of the shares included in the table have been counted more than once because of certain rules and regulations of the Securities and Exchange Commission. The total number of shares owned by, or for the benefit of, Richard A. Smith, Nancy L. Marks and members of their families is as shown for the "Smith Family Group." See Note 3. Mr. Smith and Mrs. Marks are "control" persons of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission.

 (3) The Smith Family Group includes Richard A. Smith, Chairman and Chief Executive Officer of the Company; Nancy L. Marks, Mr. Smith's sister; Robert A. Smith and Brian J. Knez, Presidents and Co-Chief Operating Officers and directors of the Company, who are, respectively, the son and son-in-law of Richard A. Smith; Jeffrey R. Lurie, a director of the Company and the son of Nancy L. Marks; other members of their families and various family corporations, trusts and charitable foundations. Certain members of the Smith Family Group have filed a Schedule 13D, as amended, with the Securities and Exchange Commission. The Schedule 13D discloses that the members of the Smith Family Group have executed the Smith-Lurie/Marks Stockholders' Agreement dated December 29, 1986, as supplemented (the "Stockholders' Agreement"). The Stockholders' Agreement imposes certain restrictions on the ability of the parties thereto to convert their Class B Stock into Common Stock without permitting the other parties to acquire the shares proposed to be so converted.

     Not all shares of Class B Stock and none of the shares of Common Stock owned beneficially by the members of the Smith Family Group are subject to the Stockholders' Agreement. Thus, while 18,987,125 shares of Class B Stock are subject to the terms of the Stockholders' Agreement, the total number of shares held by or for the benefit of the Smith Family Group and as to which the Smith Family Group is deemed to be the beneficial owner is 19,990,398 shares of Class B Stock and 81,484 shares of Common Stock, which includes 52,333 shares of Common Stock subject to outstanding options exercisable within 60 days of January 15, 1998, and an aggregate of 13,200 shares of restricted Common Stock over which two members of the Smith Family Group (Robert A. Smith and Brian J. Knez) have voting but not dispositive power. The 19,990,398 shares of Class B Stock constitute 99.8% of the outstanding Class B Stock and, together with the 29,151 outstanding shares of Common Stock owned by the Smith Family Group, constitute 27.80% of the aggregate of the shares of the Class B Stock, Common Stock and Series A Stock outstanding as of January 15, 1998, assuming conversion of all Series A Stock into Common Stock. Members of the Smith Family Group possess sole or shared voting power over all of the shares shown in the table.

     Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders, and each share of Class B Stock entitles the holder thereof to one vote on all such matters, except that each share of Class B Stock entitles the holder thereof to ten votes on the election of directors at any stockholders' meeting under certain circumstances which are not present as of the date of this Proxy Statement. As to any elections in which the Class B Stock carries one vote per share (as is the case on the date of this Proxy Statement), the Smith Family Group had, as of January 15, 1998, 28.28% of the combined voting power of the Common Stock and Class B Stock. As to any elections in which the Class B Stock would carry ten votes per share, the Smith Family Group had, as of January 15, 1998, 79.66% of the combined voting power of the Common Stock and Class B Stock. The effect of this significant voting power is to permit the Smith Family Group to exert decisive control over the results of elections for the Board of Directors in the event of a substantial accumulation of Common Stock by persons unrelated to the Smith Family Group.

     The holders of Common Stock and the holders of Class B Stock are each entitled to vote separately as a class on a number of significant matters. For example, the holders of Common Stock and Class B Stock would each vote separately as a class on any (i) merger or consolidation of the Company with or into any other corporation, any sale, lease, exchange or other disposition of all or substantially all of the Company's assets to or with any other person, or any dissolution of the Company, (ii) additional issuances of Class B Stock other than in connection with stock splits and stock dividends, and (iii) amendments to the Company's Restated Certificate of Incorporation.

 (4) Mr. Balk, who is an officer and director of the law firm of Goulston & Storrs, P.C., and is included in the Smith Family Group because he serves as a trustee and/or director of several Smith family trusts and/or corporations, shares voting and investment power with respect to all shares of Class B Stock shown next to his name with various members of the Smith Family Group. Mr. Balk disclaims beneficial ownership of such shares, all of which are included in the number of shares owned beneficially by or for the benefit of the Smith Family Group. See Note 3.

 (5) The information reported is as of January 2, 1998 and was provided to the Company by Neuberger & Berman LLC. Neuberger & Berman LLC has shared voting power with respect to 2,055,200 shares and shared investment power with respect to all of the shares reported in the table.

 (6) Includes 21,811 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 15, 1998. Also includes 6,600 shares of restricted Common Stock over which Mr. Knez has voting but not dispositive power. All of the shares reported for Mr. Knez are included in the shares owned by the Smith Family Group. See Note 3.

 (7) Includes 30,522 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 15, 1998. Also includes 6,600 shares of restricted Common Stock over which Mr. Smith has voting but not dispositive power. All of the shares reported for Mr. Smith are included in the shares owned by the Smith Family Group. See Note 3.

 (8) Includes 28,215 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 15, 1998. Also includes 3,100 shares of restricted Common Stock over which Mr. Cook has voting but not dispositive power.

 (9) Includes 39,675 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 15, 1998. Also includes 3,100 shares of restricted Common Stock over which Mr. Geller has voting but not dispositive power.

(10) Includes 1,500 shares of Common Stock held by a family partnership in which Mr. Connell is a general partner. Mr. Connell disclaims beneficial ownership with respect to 50% of those shares.

(11) Messrs. Countryman, Greenberg and Uyterhoeven and Dr. Stern hold, respectively, 1,045, 3,565, 9,488 and 3,599 Common Stock based units which are included in the table. These individuals do not have voting or dispositive power with respect to these Common Stock based units, which were received in lieu of the payment of directors' fees in cash. See "Directors' Compensation."

(12) Includes 10,640 shares of Common Stock held by the Philadelphia Eagles, Inc., of which Mr. Lurie is principal owner and Chief Executive Officer. All of the shares reported for Mr. Lurie are included in the shares owned by the Smith Family Group. See Note 3.

(13) Includes 15,000 shares of Series A Stock owned by Mr. Tarr's wife and 15,000 shares of Series A Stock owned by Mr. Tarr's wife as custodian for their three children. Mr. Tarr disclaims beneficial ownership of the shares described in the preceding sentence. Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions with Management."

(14) Includes 182,235 shares of Common Stock which are subject to outstanding options exercisable within 60 days of January 15, 1998. Also includes an aggregate of 26,100 shares of restricted Common Stock over which the current executive officers and directors have voting but not dispositive power. Does not include the 17,697 Common Stock based units referred to in
     Note 11 above. Mr. Tarr is not included in the group of current executive officers and directors because of his resignation effective January 15, 1997.

                           1.  ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring.

     At the 1998 Annual Meeting, four Class B directors are to be elected for three year terms. The persons named in the accompanying proxy will vote each proxy for the election of the nominees listed below, unless directed otherwise. Each of the nominees is currently a member of the Board of Directors. The Company has no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. In electing directors, holders of Common Stock and Class B Stock vote together as a single class. A plurality of the votes cast at the Annual Meeting is required to elect each director. Proxies withholding authority to vote for a nominee will be treated as votes cast against the election of such nominee. Broker non-votes will not be treated as votes cast and therefore will not be counted in calculating a plurality.

     All of the nominees for director and the directors who will continue to serve after the 1998 Annual Meeting are listed below with their principal occupations for the last five years.

            NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS B DIRECTORS)

WILLIAM F. CONNELL*, age 59, Director since 1992

     Chairman and Chief Executive Officer of Connell Limited Partnership; Director of BankBoston Corporation and its principal subsidiary, BankBoston, N.A., and North American Mortgage Company.

MAURICE SEGALL*, age 68, Director since 1986

     Senior Lecturer, Massachusetts Institute of Technology; Former Chairman and Chief Executive Officer of Zayre Corp.; Director of AMR Corporation.

ROBERT A. SMITH, age 38, Director since 1989

     President and Co-Chief Operating Officer of the Company and President and Chief Operating Officer of The Neiman Marcus Group, Inc. since January 15, 1997; Group Vice President of the Company and of The Neiman Marcus Group, Inc. prior thereto; President and Chief Operating Officer of GC Companies, Inc. since November 1995. Director of The Neiman Marcus Group, Inc. Mr. Smith is the son of Richard A. Smith, Chairman and Chief Executive Officer of the Company, the brother-in-law of Brian J. Knez, who is also President and Co-Chief Operating Officer and a director of the Company, and the cousin of Jeffrey R. Lurie, a director of the Company.

HUGO UYTERHOEVEN*, age 66, Director since 1980

     Timken Professor of Business Administration, Graduate School of Business Administration, Harvard University; Director of Bombardier, Inc., The Stanley Works and Ecolab, Inc.

            DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS C DIRECTORS)

JEFFREY R. LURIE, age 46, Director since 1996

     Principal owner and Chief Executive Officer of the Philadelphia Eagles, Inc., a National Football League franchise, since May 1994; President and Chief Executive Officer of Chestnut Hill Productions, a motion picture production company. Mr. Lurie is the nephew of Richard A. Smith, Chairman and Chief Executive Officer of the Company, and the cousin of Robert A. Smith, President and Co-Chief Operating Officer and a director of the Company.

LYNN MORLEY MARTIN*, age 58, Director since 1993

     Davee Chair, J. L. Kellogg School of Management, Northwestern University, since September 1993; Advisor, Deloitte & Touche LLP, since June 1993; former Fellow at the Kennedy School of Government, Harvard University; United States Secretary of Labor from February 1991 to January 1993; Member of the United States House of Representatives (Illinois 16th Congressional District) from 1981 to February 1991; Director of Ameritech Corporation, Ryder System, Inc., Procter & Gamble Co., TRW Inc. and 11 Dreyfus mutual funds.

PAULA STERN*, age 52, Director since 1993

     President of The Stern Group, Inc., an economic analysis and trade advisory firm; Former Chairwoman of the U.S. International Trade Commission; Alkire Chairholder in International Business at Hamline University; Director of CBS Corporation, Wal-Mart Stores, Inc. and Avon Products, Inc.

CLIFTON R. WHARTON, JR.*, age 71, Director since 1994

     Retired Chairman and Chief Executive Officer of Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF); Deputy Secretary of State, U.S. Department of State, from January 1993 to November 1993; former Chancellor, State University of New York System; Director of Tenneco, Inc. and New York Stock Exchange, Inc.; Member of TIAA-CREF Board of Overseers.

            DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS A DIRECTORS)

GARY L. COUNTRYMAN*, age 58, Director since 1996

     Chairman and Chief Executive Officer of Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company; Chairman of Liberty Financial Companies, Inc.; Director of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc., Boston Edison Company, and BankBoston Corporation and its principal subsidiary, BankBoston, N.A.

JACK M. GREENBERG*, age 55, Director since 1993

     Chairman (since October 1996) and Chief Executive Officer (since July 1997) of McDonald's USA; Vice Chairman of McDonald's Corporation; Chief Financial Officer of McDonald's Corporation from January 1982 to October 1996; Director of McDonald's Corporation, Stone Container Corporation and Arthur J. Gallagher & Company.

BRIAN J. KNEZ, age 40, Director since 1995

     President and Co-Chief Operating Officer of the Company since January 15, 1997; President and Chief Executive Officer of Harcourt Brace & Company since May 1995; President of the Scientific, Technical,

Medical and Professional Group of Harcourt Brace from 1993 to May 1995; Group Vice President of the Scientific, Technical and Medical Group of Harcourt Brace from 1991 to 1993; Director of The Neiman Marcus Group, Inc. and Open Market, Inc. Mr. Knez is the son-in-law of Richard A. Smith, Chairman and Chief Executive Officer of the Company, and the brother-in-law of Robert A. Smith, who is also President and Co-Chief Operating Officer and a director of the Company.

RICHARD A. SMITH, age 73, Director since 1950

     Chairman of the Company and of The Neiman Marcus Group, Inc.; Chief Executive Officer of the Company and of The Neiman Marcus Group, Inc. since January 15, 1997 and prior to December 1991; Chairman, President (until November 1, 1995) and Chief Executive Officer of GC Companies, Inc. since December 1993; Director of The Neiman Marcus Group, Inc. and GC Companies, Inc. Mr. Smith is the father of Robert A. Smith and the father-in-law of Brian J. Knez, who are each President and Co-Chief Operating Officer and directors of the Company. Mr. Smith is the uncle of Jeffrey R. Lurie, a director of the Company.

---------------

* The Company's By-Laws provide for the independence of a majority of the members of the Board of Directors and the Audit, Nominating and Compensation Committees. Those persons who are considered "independent" within the meaning of the Company's By-Laws are indicated by an asterisk (*) above.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended October 31, 1997, the Board of Directors held six meetings and acted four times by unanimous written consent. During fiscal 1997, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by the committees of which he or she is a member, except for Mr. Lurie, who attended 67% of such meetings. The Board of Directors has designated four principal standing committees. Set forth below are descriptions of the functions of such committees and the names of their current members.

     Audit Committee. The members of the Audit Committee, which met three times during fiscal 1997, are Hugo Uyterhoeven (Chairman), Jack M. Greenberg, Paula Stern and Clifton R. Wharton, Jr. The functions of the Audit Committee include the review of the scope of the services of the Company's independent auditors and the responsibilities of the Company's internal audit department and a continuing review of the Company's internal procedures and controls. The Audit Committee annually reviews the Company's audited financial statements, considers the qualifications and fees of the independent auditors of the Company and makes recommendations to the Board of Directors as to the selection of the auditors and the scope of their audit services.

     Compensation Committee. The members of the Compensation Committee, which met twice and acted once by unanimous written consent during fiscal 1997, are Maurice Segall (Chairman), William F. Connell, Jack M. Greenberg, Lynn Morley Martin and Hugo Uyterhoeven. The functions of the Compensation Committee are to review or determine salaries, benefits and other compensation for officers and key employees of the Company and its subsidiaries and to administer the Company's incentive plans.

     Nominating Committee. The members of the Nominating Committee, which met once during fiscal 1997, are William F. Connell, Lynn Morley Martin, Richard A. Smith and Hugo Uyterhoeven. The functions of the Nominating Committee, in addition to nominating directors and making recommendations concerning the structure and membership of the various committees of the Board of Directors, include consulting with the Chief Executive Officer on questions of management, organization and succession and providing the Board of Directors with such guidance on these matters as the Board of Directors may seek from time to time. The Company's By-Laws provide that the Nominating Committee must carefully consider all suggestions timely received from any stockholder of nominees for director of the Company when the nominee confirms in writing to the Nominating Committee his or her desire to serve as a director of the Company and where the \credentials of the nominee meet the standards generally applied by the Nominating Committee. Written suggestions for candidates, accompanied by the consent of the proposed candidate to serve as a director if nominated and elected, and a detailed description of his or her qualifications and background, must be received by the Company, c/o Secretary, P.O. Box 1000, Chestnut Hill, Massachusetts 02167 no later than November 1, 1998 (see "Deadline for Submission of 1999 Stockholder Proposals and Nominations").

     Executive Committee. The members of the Executive Committee, which held no meetings and acted once by unanimous written consent during fiscal 1997, are Richard A. Smith (Chairman), Robert A. Smith, Brian J. Knez and Hugo Uyterhoeven. The By-Laws confer upon the Executive Committee the authority to manage the affairs of the Company in the intervals between meetings of the Board of Directors, except that the Committee may not effect certain fundamental corporate actions such as (a) declaring a dividend, (b) amending the Restated Certificate of Incorporation or the By-Laws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters which must be dealt with prior to the next scheduled Board of Directors meeting and which are not sufficiently important to require action by the full Board of Directors.

DIRECTORS' COMPENSATION

     Those directors who are not employees of the Company receive an annual retainer of $22,500 each and a fee of $1,750 per meeting attended, plus travel and incidental expenses (an aggregate of $20,877 in fiscal 1997) incurred in attending meetings and carrying out their duties as directors. They also receive a fee of $750 (the Chairmen receive $1,250, with the exception of the Chairmen of the Audit and Compensation Committees, who receive $1,750) for each committee meeting attended. If a director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would otherwise be payable.

     All directors of the Company are invited to attend meetings of the Board of Directors of The Neiman Marcus Group, Inc. ("NMG"), a publicly-held company in which the Company has a controlling interest. Directors of the Company who are not employees of the Company and who participate in NMG Board meetings receive $2,000 for each meeting attended in person and $1,000 for participating by telephone, which are the same fees received by NMG Directors.

     The Company offers non-employee directors the alternative of receiving directors' fees on a deferred basis. Those directors may elect to defer receipt of all or a specified portion of their fees (i) in the form of cash with interest at a rate equal to the average of the top rates paid by major New York banks on three month negotiable certificates of deposit, or (ii) in the form of Common Stock based units, the value of each unit initially being equal to the fair market value of one share of Common Stock of the Company on the date the fees would otherwise be payable. Messrs. Countryman and Greenberg and Dr. Stern are currently electing to receive all of their fees on a deferred basis using the stock based method.

     The Company also maintains a retirement plan for its non-employee directors. Directors who have served on the Board for at least ten years are entitled to receive an annual retirement benefit equal to the annual retainer in effect during the year in which they retire. This benefit continues for a period of time equal to the director's length of service on the Board. Retirement benefits are not payable after death or in the event a director joins the board of directors or becomes an executive officer of a competitor of the Company within three years of his or her retirement as a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that all filing requirements applicable to its insiders were complied with during fiscal 1997.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table provides information on the compensation provided by the Company during fiscal 1997, 1996 and 1995 to the Company's Chief Executive Officers and the four other most highly paid executive officers of the Company during fiscal 1997.

                                                                                                LONG-TERM
                                                                                             COMPENSATION(1)
                                                                                             ---------------
                                                                                                 AWARDS
                                                          ANNUAL COMPENSATION                ---------------
                                             ---------------------------------------------     SECURITIES
                                                                           OTHER ANNUAL        UNDERLYING       ALL OTHER
             NAME AND              FISCAL      SALARY        BONUS         COMPENSATION          OPTIONS       COMPENSATION
        PRINCIPAL POSITION          YEAR        ($)          ($)(2)           ($)(3)               (#)            ($)(4)
---------------------------------- ------    ----------    ----------   ------------------   ---------------   ------------
Richard A. Smith..................  1997     $  750,000    $  787,500        $  --                  --          $  310,906
Chairman and Chief Executive        1996     $  750,000    $  525,000        $  --                  --          $  300,809
Officer since January 15, 1997      1995     $  750,000    $  525,000        $  --                  --          $  334,805

Brian J. Knez.....................  1997     $  492,308    $  443,077        $  --                15,000        $   29,889
President and Co-Chief Operating    1996     $  425,000    $  212,500        $  --                10,000        $   21,130
Officer(5)                          1995     $  301,923    $  152,383        $  --                 3,000        $   14,159

Robert A. Smith...................  1997     $  461,538    $  473,847        $  --                15,000        $   29,426
President and Co-Chief Operating    1996     $  275,000    $  137,500        $  --                 3,250        $    9,837
Officer(5)                          1995     $  260,000    $   84,500        $  --                 3,000        $   11,568

John R. Cook......................  1997     $  375,000    $  281,250        $  --                 3,500        $   21,269
Senior Vice President and Chief     1996     $  360,000    $  180,000        $  --                 4,000        $   18,115
Financial Officer                   1995     $  337,500    $  168,750        $  --                 4,000        $   16,596

Eric P. Geller....................  1997     $  320,000    $  240,000        $  --                 3,500        $   18,222
Senior Vice President, General      1996     $  305,000    $  152,500        $ 69,106              4,000        $   15,436
Counsel and Secretary               1995     $  292,500    $  146,250        $ 77,307              4,000        $   14,456

Robert J. Tarr, Jr................  1997     $  332,308    $   --            $ 40,283               --          $1,327,872
President and Chief Executive       1996     $1,600,000    $1,200,000        $ 53,456               --          $  100,320
Officer until January 15, 1997(6)   1995     $1,500,000    $1,125,000        $ 89,862               --          $   92,994

---------------

 (1) Other than restricted stock, stock options and stock appreciation rights which may be granted under the Company's 1997 Incentive Plan, the Company does not have a long-term compensation program for its executive officers that includes long-term incentive payouts.

 (2) Bonus payments are reported with respect to the year in which the related services were performed.

 (3) No disclosure regarding items included in this column is required unless the amount in any year exceeds the lesser of $50,000 or 10% of the total annual salary and bonus for any named officer. For fiscal 1997, includes the cost to the Company of medical and dental expenses; financial counseling; estimated automobile expenses; and bargain interest on Company loans, including $20,742 and $10,543, respectively, for financial counseling and estimated automobile expenses for Mr. Tarr. For fiscal 1996 and 1995, includes tax offset bonuses to Mr. Geller in the respective amounts of $56,058 and $62,530, and bargain interest on Company loans to Mr. Tarr in the respective amounts of $20,049 and $64,801.

 (4) The items accounted for in this column include the value of allocated ESOP shares and the cost to the Company of both matching contributions under the Key Employee Deferred Compensation Plan and group life insurance premiums. For fiscal 1997, such amounts for each of the named individuals were, respectively, as follows: Richard A. Smith -- $500, $0 and $2,160; Brian J. Knez -- $500, $28,062 and $1,327; Robert A. Smith -- $500, $28,062 and
     $864; John R. Cook -- $500, $19,688 and $1,081; Eric P. Geller -- $500,
     $16,800 and $922; and Robert J. Tarr, Jr. -- $500, $48,000 and $11,680.
     Included in this column for Richard A. Smith for fiscal 1997 is $308,246, which represents a calculation of the benefit to Mr. Smith of the premium advanced by the Company in fiscal 1997 for the life insurance policy referred to in paragraph B under "Transactions Involving Management." The benefit is determined for the period, projected on an actuarial basis, between the date the premium is paid by the Company and the date the Company will be entitled to reimbursement of the premium. Included in this column for Robert J. Tarr, Jr. for fiscal 1997 is $1,267,692 paid to Mr. Tarr pursuant to his Resignation Agreement (see paragraph A under "Transactions Involving Management").

 (5) Brian J. Knez and Robert A. Smith each became President and Co-Chief Operating Officer of the Company on January 15, 1997.

 (6) Robert J. Tarr, Jr. resigned as a director and as President and Chief Executive Officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management."

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding options to purchase Common Stock granted under the Company's 1988 Stock Incentive Plan during the fiscal year ended October 31, 1997 to the executive officers named in the Summary Compensation Table.

                                          INDIVIDUAL GRANTS(1)                       POTENTIAL REALIZABLE
                         -------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF         % OF                                         ANNUAL RATES OF
                         SECURITIES       TOTAL                                           STOCK PRICE
                         UNDERLYING      OPTIONS                                       APPRECIATION FOR
                          OPTIONS       GRANTED TO     EXERCISE OR                      OPTION TERM(2)
                          GRANTED      EMPLOYEES IN    BASE PRICE     EXPIRATION    -----------------------
         NAME               (#)        FISCAL YEAR      ($/SHARE)        DATE        5%($)         10%($)
------------------------ ----------    ------------    -----------    ----------    --------     ----------
Richard A. Smith(3).....     --             --             --             --           --           --
Brian J. Knez...........   15,000          12.57%        $48.125      12/21/2006    $453,983     $1,150,483
Robert A. Smith.........   15,000          12.57%        $48.125      12/21/2006    $453,983     $1,150,483
John R. Cook............    3,500           2.93%        $48.125      12/21/2006    $105,929     $  268,446
Eric P. Geller..........    3,500           2.93%        $48.125      12/21/2006    $105,929     $  268,446
Robert J. Tarr, Jr.(4)..     --             --             --             --           --           --

---------------

(1) No stock appreciation rights were granted to any named executive officer during fiscal 1997. All option grants are non-qualified stock options having a term of 10 years and one day. They become exercisable at the rate of 20% on each of the first five anniversary dates of the grant. All options were granted at fair market value measured by the closing price of the Common Stock on the New York Stock Exchange on the date of grant.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission.

(3) Richard A. Smith does not participate in the Company's stock incentive plans.

(4) Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997 and did not receive any stock option grants in fiscal 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information regarding stock options exercised during fiscal 1997 and the number and value of stock options held at October 31, 1997 by the executive officers named in the Summary Compensation Table.

                                                                     NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS/SARS        OPTIONS/SARS
                                       SHARES                       AT OCT. 31,        AT OCT. 31,
                                      ACQUIRED                        1997(#)            1997($)
                                         ON           VALUE        -------------     ----------------
                                      EXERCISE       REALIZED      EXERCISABLE/        EXERCISABLE/
                NAME                     (#)          ($)(1)       UNEXERCISABLE     UNEXERCISABLE(2)
------------------------------------  ---------     ----------     -------------     ----------------
Richard A. Smith(3).................     --             --               --                 --
Brian J. Knez.......................     --             --             15,910/           $377,789/
                                                                       26,351            $153,895
Robert A. Smith.....................     --             --             24,901/           $690,826/
                                                                       21,371            $117,840
John R. Cook........................     5,000      $   84,506         19,612/           $364,495/
                                                                       18,403            $247,988
Eric P. Geller......................     --             --             35,375/           $917,628/
                                                                       13,100            $142,581
Robert J. Tarr, Jr..................    44,040      $1,364,377           --                 --

---------------

(1) Represents the difference between the closing price of the Company's Common Stock on the New York Stock Exchange on the date of exercise and the option exercise price.

(2) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end ($50.0625) less the option exercise price for those shares. These values have not been realized. The closing price of the Company's Common Stock on the New York Stock Exchange on January 15, 1998 was $52.6875.

(3) Richard A. Smith does not participate in the Company's stock incentive plans.

                                 PENSION PLANS

     The Company maintains a funded, qualified pension plan known as the Harcourt General Retirement Plan (the "Retirement Plan"). Non-union employees of the Company who have reached the age of 21 and completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment by reason of disability. Benefits under the Retirement Plan become fully vested after five years of service with the Company.

     The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, non-qualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan and Social Security benefits. Executive, administrative and professional employees with an annual base salary at least equal to $100,000 as of December 31, 1997 are eligible to participate in the SERP. At normal retirement age (generally age
65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and the SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service or retires before age 65, the combined benefit is reduced. In computing the combined benefit, "pensionable earnings" means base salary, including any salary which may have been deferred. Benefits under the SERP become fully vested after five years of service with the Company.

     The following table, which includes benefits under the Retirement Plan and the SERP, shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 1997 who elects to receive his or her benefit in the form of a straight life annuity. The amounts actually payable will be lower than the amounts shown since the amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                       UNDER RETIREMENT PLAN AND SERP(1)

                                                         TOTAL CREDITED YEARS OF SERVICE
  AVERAGE                                  -----------------------------------------------------------
PENSIONABLE                                                                                      25
 EARNINGS                                     5           10           15           20        OR MORE
-----------                                -------     --------     --------     --------     --------
 $ 300,000   ............................  $30,000     $ 60,000     $ 90,000     $120,000     $150,000
   400,000   ............................   40,000       80,000      120,000      160,000      200,000
   500,000   ............................   50,000      100,000      150,000      200,000      250,000
   600,000   ............................   60,000      120,000      180,000      240,000      300,000
   700,000   ............................   70,000      140,000      210,000      280,000      350,000
   800,000   ............................   80,000      160,000      240,000      320,000      400,000

---------------

(1) Richard A. Smith will have a smaller Social Security reduction due to certain guaranty provisions contained in a prior pension plan in which he participated. In 1990, Mr. Smith received a distribution of the present value of excess retirement benefits then accrued under an agreement between Mr. Smith and the Company; his future retirement benefits will thus be reduced accordingly.

     The following table shows the pensionable earnings and credited years of service for the executive officers named in the Summary Compensation Table as of October 31, 1997 and years of service creditable at age 65. Credited service may not exceed 25 years for the purpose of calculating retirement benefits under any of the Company's retirement plans.

                                                                                    YEARS OF SERVICE
                                                                                 ----------------------
                                                        PENSIONABLE EARNINGS         AT
                                                           FOR YEAR ENDED        OCTOBER 31,       AT
                         NAME                             OCTOBER 31, 1997          1997         AGE 65
                         ----                           --------------------     -----------     ------
Richard A. Smith......................................        $750,000                25            25
Brian J. Knez.........................................        $492,308                10            25
Robert A. Smith.......................................        $461,538                12            25
John R. Cook..........................................        $375,000                 5            14
Eric P. Geller........................................        $320,000                18            25
Robert J. Tarr, Jr.(1)................................          N/A                   N/A           N/A

---------------

(1) Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997. See paragraph A under "Transactions Involving Management" for a description of Mr. Tarr's retirement benefits under his Resignation Agreement.

TRANSACTIONS INVOLVING MANAGEMENT

     A. On December 17, 1996, the Company and Mr. Tarr entered into an agreement relating to Mr. Tarr's resignation as a director and officer of the Company effective January 15, 1997 (the "Resignation Agreement"). The determination of the compensation and benefits to be provided to Mr. Tarr and his beneficiaries under the Resignation Agreement were based on the terms of Mr. Tarr's employment agreement with the Company entered into in 1991. The Resignation Agreement was approved unanimously both by a sub-committee of the Board of Directors comprised of independent directors as well as by the full Board of Directors.

     Under the Resignation Agreement, the Company agreed to pay Mr. Tarr compensation at the rate of $1,600,000 per annum through October 31, 1998 and lump sum payments of $1,600,000 in both January 1998 and January 1999. Mr. Tarr will defer 15% of each of these payments, which will be recorded in an account on the Company's books. The Company will add to such account an amount equal to 3% of the deferred compensation and, on a quarterly basis, credit such account with interest at the prime rate plus two percentage points, consistent with the matching and interest features of the Company's Key Employee Deferred Compensation Plan. The total amount deferred, together with the credited interest, will be paid to Mr. Tarr on January 15, 1999, together with the balance in Mr. Tarr's account under the Key Employee Deferred Compensation Plan, which shall continue to be maintained and bear interest to that date.

     In the Resignation Agreement, Mr. Tarr agreed to certain non-competition and non-solicitation covenants and to provide certain consulting services to the Company for the year following January 15, 1997. The Company will pay Mr. Tarr $800,000 during the 12 month period commencing on November 1, 1998 for providing such consulting services.

     Commencing on November 1, 1998, Mr. Tarr will receive an annual retirement benefit (which will include his maximum permissible benefits under both the Harcourt General Retirement Plan and the Harcourt General Supplemental Executive Retirement Plan) during his lifetime of $1,427,500. If Mr. Tarr is survived by his spouse, she will receive a benefit during her lifetime in an annual amount equal to 50% of the foregoing amount.

     Pursuant to the Resignation Agreement, the Company will continue to provide Mr. Tarr with term life insurance with a $2,400,000 death benefit until age 65 and fully paid whole life insurance with a $450,000 death benefit, and will also provide Mr. Tarr and his beneficiaries with certain other benefits provided to the Company's senior executives, including participation in the Company's Executive Medical Plan.

     B. In August 1990, a trust established by Mr. and Mrs. Richard A. Smith entered into an agreement with the Company whereby the Company, with the approval of the Compensation Committee of the Board of Directors, agreed to make advances of the portion of the premiums not related to term insurance payable on a split dollar life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Smith. The Company will make such advances for not more than nine years, after which time the premiums may be paid through policy loans. The Company is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. Smith or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Company. During fiscal 1997, 1996 and 1995, the Company advanced $409,229, $414,362 and $419,075, respectively, toward the payment of such premiums.

     C. The principal purpose of the Company's 1983 Key Executive Stock Purchase Loan Plan (the "Loan Plan"), which provides loans to key employees to finance the purchase of shares of the Company's stock, is to encourage the acquisition and retention of Company stock by such employees so that the continuing proprietary interest of such employees in the Company may serve as an additional incentive to them.

     Each loan made to date under the Loan Plan is evidenced by a secured promissory note bearing interest at a rate determined by the Compensation Committee. The unpaid principal amount of any loan becomes due and payable seven months after the loan participant's employment with the Company or any of its subsidiaries has terminated. The Compensation Committee, in its discretion, may extend any loan which becomes due and payable by reason of such termination for an additional term not exceeding five months. The unpaid principal amount of a loan of a participant who ceases to be a Company employee by reason of retirement, disability, involuntary discharge or death, or who resigns more than four years after the date of the loan, shall be repayable at the option of the participant (or his legal representative, as the case may be) either in cash or in the number of Company shares obtained with the proceeds of the loan.

     The aggregate unpaid principal amount of all stock purchase loans outstanding under the Loan Plan may not exceed $5,000,000 at any time, subject, however, to the right of the Board of Directors upon the recommendation of the Compensation Committee to increase the aggregate outstanding loan limitation to not more than 3/4 of 1% of the Company's total assets as most recently made public by the Company at the time of such action, excluding for this purpose the assets of The Neiman Marcus Group, Inc. The aggregate amount of outstanding indebtedness to the Company on January 15, 1998 under the Loan Plan was $642,070.

     The following table describes (a) the largest amount of indebtedness outstanding under the Loan Plan during fiscal 1997, (b) the amount of indebtedness outstanding on January 15, 1998, and (c) the weighted average rate of interest on indebtedness outstanding on January 15, 1998 for the executive officers of the Company who had loans in excess of $60,000 during fiscal 1997 or subsequent thereto.

                                                          LARGEST          INDEBTEDNESS        WEIGHTED
                                                        INDEBTEDNESS      OUTSTANDING AT        AVERAGE
                                                        OUTSTANDING        JANUARY 15,       INTEREST RATE
                                                       IN FISCAL 1997          1998            PER ANNUM
                                                       --------------     --------------     -------------
Robert A. Smith......................................     $      0           $ 69,186             2.42%
John R. Cook.........................................     $177,084           $177,084             2.15%
Eric P. Geller.......................................     $279,267           $279,267             3.55%
Gerald T. Hughes(1)..................................     $118,002           $116,533             5.00%
Robert J. Tarr, Jr...................................     $100,000           $      0              --

---------------

(1) Mr. Hughes is the Vice President - Human Resources of the Company.

                            ------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings, nor shall such sections of this proxy statement be deemed to be incorporated into any future filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of Maurice Segall (Chairman), William F. Connell, Jack M. Greenberg, Lynn Morley Martin and Hugo Uyterhoeven. The members of the Compensation Committee are all independent directors.

     Compensation Policies

     The principal objectives of the Company's executive compensation program are to reward competitively its executive officers in order to attract and retain individuals important to the success of the Company and to provide incentives that will motivate those executives and reward them for achieving the business and strategic objectives of the Company and its operating divisions over both the short and long terms.

     Early in each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department, for each component of compensation for the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     In December 1997, the Committee considered and adopted modifications to certain elements of the Company's compensation policies. These changes will take effect in fiscal 1998 and are discussed below under the heading "Changes in Compensation Policies."

     The principal components of the Company's compensation program are:

     Base Salary

     For fiscal 1997, base salary was determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data was used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons were made to a broad range of companies or to divisions within such companies, with the principal selection criteria for comparisons being similar revenues to the Company or to the division within the Company. For fiscal 1997, the Committee generally set its salary and total cash compensation benchmarks (assuming that maximum bonuses would be achieved) for executive officers above the 50th percentile of the comparison group of companies in order to reflect both the Company's size (in terms of revenues) and complexity (in terms of diversity of operating businesses) and to compete for and retain the best management talent available.

     Because the Company competes for executive talent with a broad range of companies, the Committee did not limit its comparison information for compensation purposes to the companies included in the peer groups in the Stock Performance Graph.

     The Committee reviewed in detail the base salary levels for each of the named executive officers of the Company. While the Committee used the above described benchmarks as a reference point, a particular individual's base salary may vary from the benchmark depending upon his or her salary history, experience, individual performance, guidelines established by the Chief Executive Officer with respect to salary increases for the entire Company and the judgment of the Committee.

     Annual Incentive Plan

     The bonus program is intended to put substantial amounts of total cash compensation at risk in order to focus the attention of the executives on achieving both the Company's performance goals and their individual goals, thereby contributing to profitability and building shareholder value.

     Shortly after the beginning of fiscal 1997, the Compensation Committee established the Company's performance goals for fiscal 1997 and determined the executive officers who should participate in the annual incentive plan and their respective bonus award opportunities. The determination of annual bonuses for fiscal 1997 was based principally on the achievement of performance objectives by the Company as well as the individual executive's own performance.

     For fiscal 1997, the Committee initially established a range for cash bonuses from 30% to 70% of base salary. The principal performance measure which determined the payment of bonuses for fiscal 1997 was the Company's earnings goal established by the Committee. In addition, each of the Company's executive officers was required to meet individual performance goals, which included achievement of specific tasks, in addition to the Company's earnings target in order to receive his or her full bonus. The Committee determined that the Company's earnings target was surpassed after adjusting both for the accounting impact of the acquisition of National Education Corporation ("NEC") as well as certain other charges taken in the Company's publishing and professional services businesses during fiscal 1997. The Committee also determined that, under the annual incentive program in effect for fiscal 1997, the operating profits of the Company, combined with the significant achievements of management in completing the NEC acquisition and beginning the process of integrating the NEC businesses into those of the Company, merited bonus awards for the executive officers in excess of the maximum bonus values established by the Committee at the beginning of the fiscal year.

     If the performance target was not met, bonus awards likely would have been reduced at the discretion of the Committee. If the Company fell sufficiently short of its performance target, bonuses likely would not have been paid absent special circumstances. Depending on the individual executive officer, factors such as the performance of a business unit or corporate department for which the executive officer is responsible and achievement of individual performance goals were considered in the decision to award a bonus. If corporate and/or division performance targets were met, but an individual fell short of his or her performance goals, the individual's bonus could have been reduced or eliminated in the discretion of the Committee.

     Stock Incentives

     The Committee's purpose in awarding equity based incentives in fiscal 1997, principally in the form of stock options, which vest over a five year period and terminate ten years from the date of grant, and in the form of restricted stock which vests over a five year period, is to achieve as much as possible an identity of interest between the executives and the long term interest of the stockholders. The Company's senior executive officers have always had a very significant equity ownership in the Company, and the Committee believes that this has been and continues to be a key factor in focusing the efforts of management on building shareholder value. The principal factors considered in determining which executive officers (including the named executive officers) were awarded equity based compensation in the 1997 fiscal year, and in determining the types and amounts of such awards, were salary levels, special circumstances such as promotions, as well as the performance, experience and level of responsibility of each executive.

     Changes in Compensation Policies

     At its meeting in December 1997, the Committee made several changes in elements of the Company's compensation policies that will be applied in fiscal 1998 and in the future. First, the Committee determined that it would use for compensation benchmarking purposes a broad range of domestic publicly held companies. As has been its practice for many years, the Committee considered survey data published by well known consulting firms, and this year focused its evaluation of executive compensation on various companies with multiple core businesses, similar revenues and consumer orientation in determining the appropriate compensation levels for the Company's executive officers. The group of comparison companies is not limited to those in the Stock Performance Graph peer groups. Second, the Committee determined that for the base salary component of compensation it would target the middle range of salaries for comparable positions in the comparison group of companies. Most important, the Committee determined to make annual and long term incentives a greater portion of total compensation and to increase the variable risk and reward of such incentive compensation in proportion to an executive's level of responsibility in the Company. For example, for fiscal 1998 the executive officers' cash bonus opportunity will range from 35% to 75% of base salary for performance which achieves the fiscal 1998 budget. For performance which is at a level determined by the Committee to be sufficiently in excess of the fiscal 1998 budget, cash bonus opportunities will increase to a range of 70% to 150% of base salary, while performance at a level significantly below the fiscal 1998 budget will reduce the bonus award opportunity to a range of 9% to 19% of base salary. Cash bonus awards also will continue to be affected by the achievement by each executive of his or her personal goals for fiscal 1998. The Committee may further reduce cash bonus awards or not grant them at all if an executive's performance or the Company's earnings fall below acceptable performance levels as determined by the Committee. Similarly, long term stock incentives will be structured to provide more significant capital accumulation opportunities than in the past. Vesting of restricted stock awards will take place upon the achievement of specified earnings objectives and may also include other factors as determined by the Committee from time to time. In any event, restricted stock awards will vest eight years after the grant date.

     Compensation of the Chief Executive Officer

     Richard A. Smith, the Chairman of the Company, succeeded Robert J. Tarr, Jr. as Chief Executive Officer of the Company upon Mr. Tarr's resignation effective January 15, 1997. In fiscal 1997, Mr. Smith continued to receive the same $750,000 annual base salary paid to him in fiscal 1996 and 1995. In recognition of the Company's superior operating performance and the completion of the NEC acquisition, the Committee determined to award Mr. Smith a bonus of $787,500, or 105% of his fiscal 1997 base salary.

     Compliance with the Internal Revenue Code

     The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year which is not "performance based" paid to each of the executive officers named in the Summary Compensation Table. During fiscal 1997, the Committee, the Board of Directors and the stockholders of the Company approved the Company's 1997 Incentive Plan. This Plan allows the Committee to continue to award stock incentives and cash bonuses based on objective criteria. It is expected that the stock incentives and cash bonuses awarded under the Plan will generally be eligible to be characterized as "performance based" compensation and therefore to be fully deductible by the Company.

     Mr. Smith has agreed, and the Committee expects that other executive officers of the Company will agree, to defer income in fiscal 1997 and future fiscal years if and to the extent that their compensation is not deductible by the Company under the Code.

     The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

                                            COMPENSATION COMMITTEE

                                            Maurice Segall, Chairman
                                            William F. Connell
                                            Jack M. Greenberg
                                            Lynn Morley Martin
                                            Hugo Uyterhoeven

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return over five years on the Company's Common Stock to the total cumulative return over the same period of the common stocks of companies in (i) the Standard & Poor's 500 Stock Index, and (ii) the peer group index used by the Company last year, consisting of Houghton Mifflin Company, John Wiley & Sons, Inc., The McGraw-Hill Companies, Inc., The Times Mirror Company, Tiffany & Co., and Nordstrom, Inc., and (iii) a new peer group index including Saks Holdings, Inc. along with the members of the prior peer group. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at October 31, 1992 and that all dividends were reinvested. Saks Holdings began trading on the New York Stock Exchange on May 22, 1996 and, accordingly, is included in the new peer group commencing as of the end of the Company's 1996 fiscal year. For comparative purposes, the value of an investment in Saks Holdings as of that date is set at an amount equal to the average of the cumulative total returns of the other members of the new peer group as of that same date ($179.70).

                              [Performance Graph]


     Measurement Period           Harcourt
   (Fiscal Year Covered)       General, Inc.    S&P 500 Index    Old Peer Index   New Peer Index
30-Oct-92                             100.00           100.00            100.00           100.00
29-Oct-93                             151.44           114.84            115.56           115.56
31-Oct-94                             142.05           119.22            138.30           138.30
31-Oct-95                             154.66           150.32            139.58           139.58
31-Oct-96                             198.17           186.14            179.70           179.70
31-Oct-97                             201.51           245.57            255.70           236.36

     Both peer indices include companies in the publishing and specialty retailing industries. The common stocks of the companies in each peer index have been weighted annually at the beginning of each fiscal year to reflect relative stock market capitalization. Each peer group index has been weighted 55% publishing and 45% specialty retailing based on the approximate contribution of each of those segments to the Company's fiscal 1997 operating earnings.

     The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

            2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending October 31, 1998.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders. The Company paid or accrued approximately $3.1 million on account of audit, tax and consulting services rendered by Deloitte & Touche LLP for the fiscal year ended October 31, 1997. Deloitte & Touche LLP also serves as the independent auditors for The Neiman Marcus Group, Inc.

     Approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year requires a favorable vote of a majority of the issued and outstanding Common Stock and Class B Stock, voting together as a single class, represented and entitled to vote at the meeting. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1998.

                               3.  OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                           DEADLINE FOR SUBMISSION OF
                   1999 STOCKHOLDER PROPOSALS AND NOMINATIONS

     In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1999, they must be received by the Company at its principal executive offices by November 1, 1998. Any nominations for the Board of Directors must also be received no later than November 1, 1998. See "Meetings and Committees of the Board of Directors -- Nominating Committee."

                                        By Order of the Board of Directors

                                                 ERIC P. GELLER
                                                    Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IF YOU ARE A HOLDER OF COMMON STOCK OR CLASS B STOCK, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             HARCOURT GENERAL, INC.

COMMON STOCK AND                                                COMMON STOCK AND
 CLASS B STOCK                                                   CLASS B STOCK
     PROXY                                                           PROXY

                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 13, 1998

     Richard A. Smith, John R. Cook and Eric P. Geller, and each of them (a majority of those present and acting to have all the powers hereunder), with several powers of substitution, are hereby authorized to represent and vote all shares of Common stock and/or Class B Stock of the undersigned at the Annual Meeting of Stockholders of Harcourt General, Inc. to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Friday, March 13, 1998 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 5, 1998 and a copy of the Annual Report for the year ended October 31, 1997.

     The shares represented by this Proxy will be voted as directed by the undersigned. The Board of Directors of Harcourt General, Inc. recommends a vote FOR the nominees set forth below and FOR proposal 2. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE SO VOTED.

ELECTION OF CLASS B DIRECTORS

NOMINEES: WILLIAM F. CONNELL
          MAURICE SEGALL
          ROBERT A. SMITH
          HUGO UYTERHOEVEN


                        (SEE REVERSE SIDE TO CAST VOTE.)
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

===========================================================================================================================
                             The Board of Directors recommends a vote FOR Proposals 1 and 2.
---------------------------------------------------------------------------------------------------------------------------
                         FOR   WITHHELD                                                          FOR    AGAINST   ABSTAIN
1.  Election of                                 2. Approval of the appointment of
    Directors (See       [ ]     [ ]               Deloitte & Touche LLP as independent          [ ]      [ ]       [ ]
    reverse).                                      auditors of the Company for the
                                                   current fiscal year.

[ ]
   ---------------------------------------------
      For all nominees except as noted above
===========================================================================================================================

                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 [ ]

                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]

                                                For joint accounts, each owner should sign. Executors, Administrators,
                                                Trustees, etc., should give full title.


Signature:                              Date:                  Signature:                              Date:
          ----------------------------       -----------------           ----------------------------       ---------------

                        CONFIDENTIAL VOTING INSTRUCTIONS
                   TO: WACHOVIA BANK OF NORTH CAROLINA, N.A.
                              AS TRUSTEE UNDER THE
                             HARCOURT GENERAL, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
             WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
                    HARCOURT GENERAL, INC. -- MARCH 13, 1998

     I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Harcourt General, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of Harcourt General, Inc. to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Friday, March 13, 1998 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any voting instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated February 5, 1998 and a copy of the Annual Report for the year ended October 31, 1997.

     The shares represented by this Instruction Card will be voted by the Trustee as directed by the undersigned. The Board of Directors of Harcourt General, Inc. recommends a vote FOR the nominees set forth below and FOR proposal 2. IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THIS INSTRUCTION CARD WILL BE SO VOTED.

ELECTION OF CLASS B DIRECTORS

NOMINEES: WILLIAM F. CONNELL
          MAURICE SEGALL
          ROBERT A. SMITH
          HUGO UYTERHOEVEN


                        (SEE REVERSE SIDE TO CAST VOTE.)
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

                                This Instruction Card is solicited by the Plan Trustee.
===========================================================================================================================
                             The Board of Directors recommends a vote FOR Proposals 1 and 2.
---------------------------------------------------------------------------------------------------------------------------
                         FOR   WITHHELD                                                          FOR    AGAINST   ABSTAIN
1.  Election of                                 2. Approval of the appointment of
    Directors (See       [ ]     [ ]               Deloitte & Touche LLP as independent          [ ]      [ ]       [ ]
    reverse).                                      auditors of the Company for the
                                                   current fiscal year.

[ ]
   ---------------------------------------------
      For all nominees except as noted above
===========================================================================================================================

                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                 [ ]

                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]

                                                For joint accounts, each owner should sign. Executors, Administrators,
                                                Trustees, etc., should give full title.


Signature:                              Date:                  Signature:                              Date:
          ----------------------------       -----------------           ----------------------------       ---------------

_______________________________________________________________________WACHOVIA
Wachovia Corporate Services, Inc.
Trust Services Division
301 North Main Street
Winston-Salem, North Carolina 27150-3099



                                                       February 5, 1998

To:        Participants in the Harcourt General, Inc.
           Employee Stock Ownership Plan

From:      Wachovia Bank, N.A.
           Trustee of the Harcourt General, Inc. Employee Stock Ownership Plan


     As a participant in the Harcourt General, Inc. Employee Stock Ownership Plan, which owns shares of Harcourt General Common Stock, you are entitled to instruct the Trustee on how to vote the shares of Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of Harcourt General, Inc. to be held on Friday, March 13, 1998.

     A proxy statement, confidential voting instruction card and return envelope are enclosed. Please complete, date and sign the voting instruction card and mail it promptly in the return envelope to exercise your right to direct the Trustee with respect to shares of Harcourt General, Inc. allocated to your account.

    If you own shares of Harcourt General, Inc. outside of the Employee Stock Ownership Plan, you will receive similar materials for those shares in a separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of Harcourt General, Inc.


Enclosures